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                                                                       Exhibit 5

                        OPINION OF BAKER & HOSTETLER LLP

                                  May 27, 1999


Metatec International, Inc.
7001 Metatec Boulevard
Dublin, Ohio 43017

Ladies and Gentlemen:

         We are acting as counsel to Metatec International, Inc., an Ohio corporation (the "Company"), in connection with Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-03125) (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement is being filed to register an additional 600,000 common shares, without par value, of the Company (the "Shares") for offer and sale under and pursuant to the Company's 1990 Stock Option Plan, as amended (the "Plan"), and to enable the Company to adopt the Registration Statement on Form S-8, as amended, of Metatec Corporation, a Florida corporation and the disappearing corporation in a merger with the Company that became effective on April 30, 1999.

         In connection with the registration of an additional 600,000 Shares for offer and sale under and pursuant to the Plan, we have examined the Company's Articles of Incorporation, as amended, the Company's Code of Regulations, and the records, as exhibited to us, of the corporate proceedings of the Company and Metatec Corporation; a copy of the Plan; and such other documents and records, including certificates from officers of the Company and others, as we considered necessary for purposes of this opinion.

         Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when sold and paid for in the manner contemplated by the Plan, will have been validly issued and will be fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                   Very truly yours,

                                                   /s/ Baker & Hostetler LLP


                                                   BAKER & HOSTETLER LLP




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                                                                   Exhibit 23(a)

                             Contained in Exhibit 5.